Code of Ethics of
                           * John Hancock Advisers, LLC
                           * Sovereign Asset Management Co.
                           * each John Hancock fund
                           * John Hancock Funds, LLC
                     (together, called "John Hancock Funds")

                                  May 1, 2004

--------------------------------------------------------------------------------
1.   General Principles......................................................2
2.   To Whom Does This Code Apply?...........................................2
3.   Overview of Policies....................................................3
4.   Policies Outside the Code of Ethics.....................................4
   >>   Company Conflict & Business Practice Policy..........................4
   >>   Inside Information Policy and Procedures.............................4
5.   Policies in the Code of Ethics..........................................5
   >>   Restriction on Gifts.................................................5
   >>   Preclearance of Securities Transactions..............................5
   >>   Ban on Short-Term Profits............................................6
   >>   Ban on IPOs..........................................................7
   >>   Disclosure of Private Placement Conflicts............................7
   >>   Seven Day Blackout Period............................................8
6.   Reports and Other Disclosures Outside the Code of Ethics................8
   >>   Broker Letter/Duplicate Confirm Statements...........................8
7.   Reports and Other Disclosures In the Code of Ethics.....................9
   >>   Initial Holdings Report and Annual Holdings Report...................9
   >>   Quarterly Transaction Reports........................................9
   >>   Annual Certification................................................10
8.   Limited Access Persons.................................................10
9.   Subadvisers............................................................10
10.  Reporting Violations...................................................10
11.  Interpretation and Enforcement.........................................11
Appendix A: Categories of Personnel.........................................12
Appendix B: Preclearance Procedures.........................................13
Appendix C: Limited Access Persons..........................................17
Appendix D:  Subadvisers....................................................18
Appendix E:  Administration and Recordkeeping...............................19

--------------------------------------------------------------------------------

1.  General Principles

Each person within the John Hancock Funds organization is responsible for maintaining the very highest ethical standards when conducting business. This means that:

     o You have a duty at all times to place the interests of our clients first.
     o All of your personal securities transactions must be conducted consistent with this code of ethics and in such a manner as to avoid any actual or potential conflict of interest or other abuse of your position of trust and responsibility.
     o You should not take inappropriate advantage of your position or engage in any fraudulent or manipulative practice (such as front-running or manipulative market timing) with respect to our clients' accounts.

2.  To Whom Does This Code Apply?

This code of ethics applies to you if you are a director, officer or employee of John Hancock Advisers, LLC, Sovereign Asset Management Co., John Hancock Funds, LLC or a "John Hancock fund" (any fund or account advised by John Hancock Advisers, LLC). It also applies to you if you are an employee of John Hancock Life Insurance Co. or its subsidiaries who participates in making recommendations for, or receives information about, portfolio trades of the John Hancock funds. Please note that if a policy described below applies to you, it applies to your personal accounts, those of a spouse, "significant other," minor children or family members sharing a household, as well as all accounts over which you have discretion or give advice or information. "Significant others" are defined for these purposes as two people who (1) share the same primary residence; (2) share living expenses; and (3) are in a committed relationship and intend to remain in the relationship indefinitely.

There are three main categories for persons covered by this code of ethics, taking into account their positions, duties and access to information regarding fund portfolio trades. You have been notified about which of these categories applies to you, based on the Compliance Department's understanding of your current role. If you have a level of investment access beyond your assigned category, or if you are promoted or change duties and as a result should more appropriately be included in a different category, it is your responsibility to notify Tim Fagan, Assistant Investment Compliance Officer.

The basic definitions of the three main categories, with examples, are provided below. The more detailed definitions of each category are attached as Appendix A.

--------------------------------------- -------------------------------------- --------------------------------------
                                                "Regular Access" person
     "Investment Access" person            A person who regularly obtains               "Non-Access" person
                                         information regarding fund portfolio
A person who regularly participates                  trades.                    A person who does not regularly
  in a fund's investment process.        examples:                              participate in a fund's investment
                                         ---------                              process or obtain information
                                         o  personnel in Investment             regarding fund portfolio trades.
examples:                                   Operations or Compliance
---------                                o  most FFM  personnel                 examples:
o  portfolio managers                    o  Technology personnel with           ---------
o  analysts                                 access to investment systems        o  wholesalers
o  traders                               o  attorneys and some legal            o  inside wholesalers who
                                            administration personnel               don't attend investment
                                         o  investment admin. personnel            "morning meetings"
                                                                                o  certain administrative
                                                                                   personnel
--------------------------------------- -------------------------------------- --------------------------------------

3.  Overview of Policies

Please refer to the following chart to determine which policies apply to your category. These policies are described in detail below.

------------------------------------------------------ ---------------------- ---------------------- ----------------------

                                                            Investment            Regular Access          Non-Access
                                                          Access Person               Person                Person
------------------------------------------------------ ---------------------- ---------------------- ----------------------
General principles                                              yes                    yes                    yes
------------------------------------------------------ ---------------------- ---------------------- ----------------------

Policies outside the code
------------------------------------------------------ ---------------------- ---------------------- ----------------------
Conflict of interest policy                                     yes                    yes                    yes
------------------------------------------------------ ---------------------- ---------------------- ----------------------
Inside information policy                                       yes                    yes                    yes
------------------------------------------------------ ---------------------- ---------------------- ----------------------

Policies in the code
------------------------------------------------------ ---------------------- ---------------------- ----------------------
Restriction on gifts                                            yes                    yes                    yes
------------------------------------------------------ ---------------------- ---------------------- ----------------------
Pre-clearance requirement                                       yes                    yes                  Limited
------------------------------------------------------ ---------------------- ---------------------- ----------------------
Ban on short-term profits                                       yes                    no                     no
------------------------------------------------------ ---------------------- ---------------------- ----------------------
Ban on IPOs                                                     yes                    no                     no
------------------------------------------------------ ---------------------- ---------------------- ----------------------
Disclosure of private placement conflicts                       yes                    no                     no
------------------------------------------------------ ---------------------- ---------------------- ----------------------
Seven day blackout period                                       yes                    no                     no
------------------------------------------------------ ---------------------- ---------------------- ----------------------

Reports and other disclosures outside the code
------------------------------------------------------ ---------------------- ---------------------- ----------------------
Broker letter/duplicate confirms                                yes                    yes                    yes
------------------------------------------------------ ---------------------- ---------------------- ----------------------

Reports and other disclosures in the code
------------------------------------------------------ ---------------------- ---------------------- ----------------------
Annual recertification form                                     yes                    yes                    yes
------------------------------------------------------ ---------------------- ---------------------- ----------------------
Initial/annual holdings reports                                 yes                    yes                    no
------------------------------------------------------ ---------------------- ---------------------- ----------------------
Quarterly transaction reports                                   yes                    yes                    no
------------------------------------------------------ ---------------------- ---------------------- ----------------------

4.  Policies Outside the Code of Ethics

John Hancock Funds has certain policies that are not part of the code of ethics, but are equally important. The two most important of these policies are (1) the Company Conflict and Business Practice Policy; and (2) the Inside Information Policy.

>>  Company Conflict & Business Practice Policy

----------------------------------------
Applies to:  Investment Access Persons
             Regular Access Persons
             Non-Access Persons
----------------------------------------

A conflict of interest occurs when your private interests interfere or could potentially interfere with your responsibilities at work. You must not place yourself or the company in a Non-Access Persons position of actual or potential conflict.

This Policy covers a number of important issues. For example, you cannot serve as a director of any company without first obtaining the required written executive approval.

Other important issues in this Policy include:
o   personal investments or business relationships
o   misuse of inside information
o   receiving or giving of gifts, entertainment or favors
o   misuse or misrepresentation of your corporate position
o   disclosure of confidential or proprietary information
o   antitrust activities
o   political campaign contributions and expenditures on public officials

>>  Inside Information Policy and Procedures

----------------------------------------
Applies to:  Investment Access Persons
             Regular Access Persons
             Non-Access Persons
----------------------------------------

The antifraud provisions of the federal securities laws generally prohibit persons with material non-public information from trading on or communicating the information to others. Sanctions for violations can include civil injunctions, permanent bars from the securities industry, civil penalties up to three times the profits made or losses avoided, criminal fines and jail sentences. While Investment Access persons are most likely to come in contact with material non-public information, the rules (and sanctions) in this area apply to all John Hancock Funds personnel and extend to activities both related and unrelated to your job duties.

The Inside Information Policy and Procedures covers a number of important issues, such as: o The misuse of material non-public information

o The information barrier procedure o The "restricted list" and the "watch list"
o broker letters and duplicate confirmation statements (see section 6 of this code of ethics)

5.  Policies in the Code of Ethics

>>  Restriction on Gifts

----------------------------------------
Applies to:  Investment Access Persons
             Regular Access Persons
             Non-Access Persons
----------------------------------------

You and your family cannot accept preferential treatment or favors from securities brokers or dealers or other organizations with which John Hancock Funds might transact business except in accordance with the Company Conflict and Business Practice Policy. For the protection of both you and John Hancock Funds, the appearance of a possible conflict of interest must be avoided. You should exercise caution in any instance in which business travel and lodging are paid for by someone other than John Hancock Funds. The purpose of this policy is to minimize the basis for any charge that you used your John Hancock Funds position to obtain for yourself opportunities which otherwise would not be offered to you. Please see the Company Conflict and Business Practice Policy's "Compensation and Gifts" section for additional details regarding restrictions on gifts and exceptions for "nominal value" gifts.

>>  Preclearance of Securities Transactions

----------------------------------------
Applies to:  Investment Access Persons
             Regular Access Persons

Also, for a limited category of trades:
            --------------------------
                Non-Access Persons
----------------------------------------

If you are an  Investment  Access  person or  Regular  Access  person,  you must
"preclear"  (i.e.:   receive  advance  approval  of)  any  personal   securities
transactions.

"significant other," minor children or family members sharing your household, as well as all accounts over which you have discretion or give advice or information. Due to this preclearance requirement, participation in investment clubs is prohibited.

Preclearance of private placements requires some special considerations--the decision will take into account whether, for example: (1) the investment opportunity should be reserved for John Hancock Funds clients; and (2) it is being offered to you because of your position with John Hancock Funds.

The following securities are exempt from the preclear policy: (1) direct obligations of the U.S. Government, (2) shares of open-end mutual funds that are not advised by John Hancock Advisers, LLC, (3) bankers' acceptances, bank certificates of deposit, commercial paper & high quality short-term debt instruments, including repurchase agreements. ***Please note that, effective May 1, 2004, if you are an Investment Access person or Regular Access person, you now must preclear shares of open-end mutual funds that are advised by John Hancock Advisers, LLC (excluding the money market funds and any dividend reinvestment, payroll deduction, systematic investment/withdrawal, investment election changes in the 401(k) plans and other program trades).***

If you are a Non-Access person, you must preclear transactions in securities of any closed-end funds advised by John Hancock Advisers, LLC. A Non-Access person is not required to preclear other trades. However, please keep in mind that a Non-Access person is required to report securities transactions after every trade (even those that are not required to be precleared) by submitting duplicate confirmation statements, as described in section 6 of this code of ethics.

The preclearance policy is designed to proactively identify possible "problem trades" that raise front-running, manipulative market timing or other conflict of interest concerns (example: when an Investment Access person trades a security on the same day as a John Hancock fund). Please keep in mind that even if you receive a preclearance, or are exempt from preclearing a securities transaction, you are still prohibited from engaging in any fraud or manipulative practice (such as front-running or manipulative market timing) with respect to a John Hancock fund.

You preclear a trade by following the steps outlined in the preclearance procedures, which are attached as Appendix B. Please note that: o You may not trade until clearance is received.

o Clearance approval is valid only for the date granted (i.e. the preclearance date and the trade date should be the same. However, for preclearance of John Hancock mutual funds, the preclearance date may be the trade date or the order submission date) .

o A separate procedure should be followed for requesting preclearance of a private placement or a derivative, as detailed in Appendix B. The Compliance Department must maintain a five-year record of all clearances of private placement purchases by Investment Access persons, and the reasons supporting the clearances.


>>  Ban on Short-Term Profits

----------------------------------------
Applies to:  Investment Access Persons
----------------------------------------

If you are an Investment Access person, you cannot profit from the purchase and sale (or sale and purchase) of the same (or equivalent) securities within 60 calendar days. The purpose of this policy is to address the risk, real or perceived, of front-running, manipulative market timing or other abusive practices involving short-term personal trading. Any profits realized on short-term trades must be surrendered by check payable to John Hancock Advisers, LLC and will be contributed by John Hancock Advisers, LLC to a charity.

This policy applies to trades for your personal accounts, those of a spouse, "significant other," minor children or family members sharing a household, as well as all accounts over which you have discretion or give advice or information. If you give away a security, it is considered a sale.

The following securities are exempt from this ban on short-term profits: (1) direct obligations of the U.S. Government, (2) shares of open-end mutual funds that are not advised by John Hancock Advisers, LLC, (3) bankers' acceptances, bank certificates of deposit, commercial paper & high quality short-term debt instruments, including repurchase agreements. ***Please note that, effective May 1, 2004, the short-term profit ban for Investment Access persons now applies to shares of open-end mutual funds that are advised by John Hancock Advisers, LLC (excluding the money market funds and any dividend reinvestment, payroll deduction, systematic investment/withdrawal, investment election changes in the 401(k) plans and other program trades).***

You may invest in derivatives or sell short provided the transaction period exceeds the 60-day holding period.

You may request an exemption from this policy for involuntary sales due to unforeseen corporate activity (such as a merger), or hardship reasons (such as unexpected medical expenses) by sending an e-mail to Tim Fagan, Assistant Investment Compliance Officer.


>>  Ban on IPOs

----------------------------------------
Applies to:  Investment Access Persons
----------------------------------------

If you are an Investment Access person, you may not acquire securities in an initial public offering. You may not purchase any newly-issued securities until the next business (trading) day after the offering date. This policy applies to trades for your personal accounts, those of a spouse, "significant other," minor children or family members sharing your household, as well as all accounts over which you have discretion or give advice or information.

There are two main reasons for this prohibition: (1) these purchases may suggest that persons have taken inappropriate advantage of their positions for personal profit; and (2) these purchases may create at least the appearance that an investment opportunity that should have been available to the John Hancock funds was diverted to the personal benefit of an individual employee.

You may request an exemption for certain investments that do not create a potential conflict of interest, such as: (1) securities of a mutual bank or mutual insurance company received as compensation in a demutualization and other similar non-voluntary stock acquisitions; or (2) fixed rights offerings.


>>  Disclosure of Private Placement Conflicts

----------------------------------------

Applies to:  Investment Access Persons

----------------------------------------

If you are an Investment Access person and you own securities purchased in a private placement, you must disclose that holding when you participate in a decision to purchase or sell that same issuer's securities for a John Hancock fund. Private placements are securities exempt from SEC registration under section 4(2), section 4(6) or rules 504 -506 of the Securities Act of 1933.

The investment decision must be subject to an independent review by investment personnel with no personal interest in the issuer. This policy applies to holdings in your personal accounts, those of a spouse, "significant other," minor children or family members sharing your household, as well as all accounts over which you have discretion or give advice or information.

The purpose of this policy is to provide appropriate scrutiny in situations in which there is a potential conflict of interest.

>>  Seven Day Blackout Period

----------------------------------------
Applies to:  Investment Access Persons
----------------------------------------

If you are a portfolio manager (or were identified to the Compliance Department as part of a portfolio management team) you are prohibited from buying or selling a security within seven calendar days before and after that security is traded for a fund that you manage unless no conflict of interest exists in relation to that security.

In addition, all investment access persons are prohibited from knowingly buying or selling a security within seven calendar days before and after that security is traded for a John Hancock fund unless no conflict of interest exists in relation to that security. If a John Hancock fund trades in a security within seven calendar days before or after you trade in that security, you may be required to demonstrate that you did not know that the trade was being considered for that John Hancock fund.

You will be required to sell any security purchased in violation of this policy unless it is determined that no conflict of interest exists in relation to that security. Any profits realized on trades during a seven day blackout period must be surrendered by check payable to John Hancock Advisers, LLC and will be contributed by John Hancock Advisers, LLC to a charity.

This policy applies to holdings in your personal accounts, those of a spouse, "significant other" or family members sharing your household, as well as all accounts over which you have discretion or give advice or information.


6.  Reports and Other Disclosures Outside the Code of Ethics

>>  Broker Letter/Duplicate Confirm Statements

----------------------------------------
Applies to:  Investment Access Persons
             Regular Access Persons
             Non-Access Persons
----------------------------------------

As required by the Inside Information Policy, you must inform your stockbroker that you are employed by an investment adviser or broker. Your broker is subject to certain rules designed to prevent favoritism toward your accounts. You may not accept negotiated commission rates that you believe may be more favorable than the broker grants to accounts with similar characteristics. When you open a brokerage account, before any trades are made, you must:


o Notify the broker-dealer with which you are opening an account that you are a registered associate of JHF;

o Ask the firm in writing to have duplicate written confirmations of any trade, as well as statements or other information concerning the account, sent to the JHF Compliance Department (contact: Fred Spring), 10th Floor, 101 Huntington Avenue, Boston, MA 02199; and

o Notify the JHF Compliance Department, in writing, that you have an account before you place any trades.

These requirements apply to holdings in your personal accounts, those of a spouse, "significant other," minor children or family members sharing your household, as well as all accounts over which you have discretion or give advice or information.

***Please note that, effective May 1, 2004, the broker letter/duplicate confirm statements requirement now applies to shares of open-end mutual funds that are advised by John Hancock Advisers, LLC (excluding the money market funds and any dividend reinvestment, payroll deduction, systematic investment/withdrawal, investment election changes in the 401(k) plans and other program trades).***

7.  Reports and Other Disclosures In the Code of Ethics

>>  Initial Holdings Report and Annual Holdings Report

----------------------------------------
Applies to:  Investment Access Persons
             Regular Access Persons
----------------------------------------

You must file an initial holdings report within 10 calendar days after becoming an Investment Access person or a Regular Access person. You must also file an annual holdings report (as of December 31st) within 30 calendar days after the calendar year end. These reports must cover all holdings in your personal accounts, those of a spouse, "significant other," minor children or family members sharing your household, as well as all accounts over which you have discretion or give advice or information. You must report:

o holdings of all securities except: (1) direct obligations of the U.S. Government, (2) shares of open-end mutual funds that are not advised by John Hancock Advisers, LLC, (3) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements. ***Please note that, effective May 1, 2004, you must now report holdings of shares of open-end mutual funds that are advised by John Hancock Advisers, LLC (excluding the money market funds).***

o   all  brokerage  accounts  that  contain  securities   (including  brokerage
    accounts that only contain securities exempt from reporting).


>>  Quarterly Transaction Reports

----------------------------------------
Applies to:  Investment Access Persons
             Regular Access Persons
----------------------------------------

You must file a quarterly transaction report within 10 calendar days after the end of a calendar quarter if you are an Investment Access person or a Regular Access person. This report must cover all transactions during the past calendar quarter in your personal accounts, those of a spouse, "significant other," minor children or family members sharing your household, as well as all accounts over which you have discretion or give advice or information.

You must report:

o transactions in all securities except: (1) direct obligations of the U.S. Government, (2) open-end mutual funds that are not advised by John Hancock Advisers, LLC, (3) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements. ***Please note that, effective May 1, 2004, you must now report transactions of shares of open-end mutual funds that are advised John Hancock Advisers, LLC (excluding the money market funds and any by dividend reinvestment, payroll deduction, systematic investment/withdrawal, investment election changes in the 401(k) plans and other program trades).***

o the opening of any brokerage account that contains securities (including brokerage accounts that only contain securities exempt from reporting).

>>  Annual Certification

----------------------------------------
Applies to:  Investment Access Persons
             Regular Access Persons
             Non-Access Persons
----------------------------------------

You must provide an annual certification at a date designated by the Compliance Department that: (1) you have read and understood this code of ethics; (2) you recognize that you are subject to its policies; and (3) you have complied with its requirements. You are required to make this certification to demonstrate that you understand the importance of these policies and your responsibilities under the Code.


8.  Limited Access Persons

There is an additional category of persons called "Limited Access" persons. This category consists only of directors of John Hancock Advisers, LLC or the John Hancock funds who:
        (a) are not also officers of John Hancock Advisers, LLC; and
        (b) do not ordinarily obtain information about fund portfolio trades.

A more detailed definition of Limited Access persons, and a list of the policies that apply to them, is attached as Appendix C.

9.  Subadvisers

A subadviser to a John Hancock fund has a number of responsibilities under this code of ethics, as described in Appendix D.

10. Reporting Violations

If you know of any violation of our code of ethics, you have a responsibility to immediately report it. You should also report any deviations from the controls and procedures that safeguard John Hancock Funds and the assets of our clients.

You can report confidentially to:

o   Tim Fagan (375-6205); or Susan Newton (375-1702) or
o   Your manager or department head

11. Interpretation and Enforcement

This code of ethics cannot anticipate every situation in which personal interests may be in conflict with the interests of our clients. You should be responsive to the spirit and intent of this code of ethics as well as its specific provisions.

When any doubt exists regarding any code of ethics provision or whether a conflict of interest with clients might exist, you should discuss the transaction beforehand with the Legal Department (contacts: Tim Fagan (375-6205) or Susan Newton (375-1702)). The code of ethics is designed to detect and prevent fraud against clients and fund investors, and to avoid the appearance of impropriety. If you feel inequitably burdened by any policy, you should feel free to contact Susan Newton or the Ethics and Business Practices Committee. Exceptions may be granted where warranted by applicable facts and circumstances.

To provide assurance that policies are effective, the Compliance Department will monitor and check personal securities transaction reports and certifications against fund portfolio transactions. Other internal auditing procedures may be adopted from time to time. Additional administration and recordkeeping procedures are described in Appendix E.

The Ethics and Business Practices Committee of John Hancock Funds has general responsibility for this code of ethics. The Legal Department will refer violations to the Ethics and Business Practices Committee for review and appropriate action. The following factors will be considered when the Ethics and Business Practices Committee determines a fine or other disciplinary action:

o the person's position and function (senior personnel may be held to a higher standard);
o the amount of the trade; o whether the funds or accounts hold the security and were trading the same day; o whether the violation was by a family member.
o   whether the person has had a prior violation and which policy was involved.
o   whether the employee self-reported the violation.

You can request reconsideration of any disciplinary action by submitting a written request to the Ethics and Business Practices Committee.

No less frequently than annually, a written report of all material violations and sanctions, significant conflicts of interest and other related issues will be submitted to the boards of directors of the John Hancock funds for their review. Sanctions for violations could include fines, limitation of personal trading activity, suspension or termination of the violator's position with John Hancock Funds and/or a report to the appropriate regulatory authority.

Appendix A: Categories of Personnel

You have been notified about which of these categories applies to you, based on the Compliance Department's understanding of your current role. If you have a level of investment access beyond that category, or if you are promoted or change duties and as a result should more appropriately be included in a different category, it is your responsibility to immediately notify Tim Fagan (375-6205) or Fred Spring (375-4987).

1) Investment Access person: You are an Investment Access person if you are an employee of John Hancock Advisers, LLC, a John Hancock fund, or John Hancock Life Insurance Company or its subsidiaries who, in connection with your regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by a John Hancock fund.

    (examples: portfolio managers, analysts, traders)

2)  Regular Access person: You are a Regular Access person if:

o You are an officer (vice president and higher) or director of John Hancock Advisers, LLC or a John Hancock fund. (Some directors may be Limited Access persons--please see Appendix C for this definition.)

o   You are:
        -an employee of John Hancock Advisers, LLC, a John Hancock fund or John Hancock Life Insurance Co. or its subsidiaries , or
        -a director, officer (vice president and higher) or employee of John Hancock Funds, LLC who: (i) in connection with your regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of securities by a John Hancock fund; or (ii) your functions relate to the making of any recommendation to the fund regarding the purchase or sale of securities by a John Hancock fund.

    (examples: Investment Operations personnel, Compliance Department personnel, most Fund Financial Management personnel, investment administrative personnel, Technology Resources personnel with access to investment systems, attorneys and some legal administration personnel)

3) Non-Access person: You are a non-access person if you are an employee of John Hancock Advisers, LLC, John Hancock Funds, LLC or a John Hancock fund who does not fit the definitions of any of the other three categories (Investment Access Person, Regular Access Person or Limited Access Person). To be a non-access person, you must not obtain information regarding the purchase or sale of securities by a John Hancock fund in connection with your regular functions or duties.

    (examples: wholesalers, inside wholesalers, certain administrative staff)

4)  Limited Access Person: Please see Appendix C for this definition.

Appendix B: Preclearance Procedures

                                 CODE OF ETHICS
                            PRE-CLEARANCE PROCEDURES


You should read the Code of Ethics to determine whether you must obtain a preclearance before you enter into a securities transaction. If you are required to obtain a preclearance, you should follow the procedures detailed below.

1. Pre-clearance for Public Securities including Derivatives, Futures, Options and Selling Short:

A request to pre-clear should be entered into the John Hancock Personal Trading & Reporting System.

The John Hancock Personal Trading & Reporting System is located under your Start Menu on your Desktop. It can be accessed by going to JH Applications/Personal Trading & Reporting/ Personal Trading & Reporting and by entering your Web Security Services user id and password.
If JH Applications or the John Hancock Personal Trading & Reporting System is not on your Desktop, please contact the HELP Desk at (617) 375-4357 for assistance.

The Trade Request Screen:

At times you may receive a message like "System is currently unavailable". The system is scheduled to be offline from 8:00 PM until 7:00 AM each night.

Ticker/Security Cusip: Fill in this one of these fields with the proper information of the security you want to buy or sell. Then click the [Lookup] button. Select one of the hyperlinks for the desired security, and the system will populate the proper fields Ticker, Security Cusip, Security Name and Security Type automatically on the Trade Request Screen.

If You Don't Know the Ticker, Cusip, or Security Name:

If you do not know the full ticker, you may type in the first few letters followed by an asterisk * and click the [Lookup] button. For example, let's say you want to buy some shares of Intel, but all you can remember of the ticker is that it begins with int, so you enter int* for Ticker. If any tickers beginning with int are found, they are displayed on a new screen. Select the hyperlink of the one you want, and the system will populate Security Cusip, Security Name and Security Type automatically on the Trade Request Screen. If you do not know the full cusip, you may type in the first few numbers followed by an asterisk * and click the [Lookup] button. For example, let's say you want to buy some shares of Microsoft, but all you can remember of the cusip is that it begins with 594918, so you enter 594918* for Ticker. If any cusips beginning with 594918 are found, they are displayed on a new screen. Select the hyperlink of the one you want, and the system will fill in Ticker, Security Name and Security Type automatically on the Trade Request Screen. If you do not know the Ticker but have an idea of what the Security Name is, you may type in an asterisk, a few letters of the name and an asterisk * and click the [Lookup] button. For example, let's say you want to buy some shares of American Brands, so you enter *amer* for Security Name. Any securities whose names have amer in them are displayed on a new screen, where you are asked to select the hyperlink of the one you want, and the system will fill in Ticker, Cusip and Security Type automatically on the Trade Request Screen.

Other Items on the Trade Request Screen:

Brokerage Account: Click on the dropdown arrow to the right of the Brokerage Account field to choose the account to be used for the trade.
Transaction Type: Choose one of the values displayed when you click the dropdown arrow to the right of this field.
Trade Date: You may only submit trade requests for the current date.

Note: One or more of these fields may not appear on the Request Entry screen if the information is not required. Required fields are determined by the compliance department.

Click the [Submit Request] button to send the trade request to your compliance department.

Once you click the [Submit Request] button, you will be asked to confirm the values you have entered. Review the information and click the [Confirm] button if all the information is correct. After which, you will receive immediate feedback in your web browser. (Note: We suggest that you print out this confirmation and keep it as a record of the trade you have made). After this, you can either submit another trade request or logout.

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Attention Investment Access Persons: If the system identifies a potential violation of the Ban on Short Term Profits Rule, your request will be sent to the Compliance Department for review and you will receive feedback via the e-mail system.

Starting Over:

To clear everything on the screen and start over, click the [Clear Screen] button.

Exiting Without Submitting the Trade Request:

If you decide not to submit the trade request before clicking the [Submit Request] button, simply exit from the browser by clicking the [X] button on the upper right or by pressing [Alt+F4], or by clicking the Logout hyperlink on the lower left side of the screen.

Ticker/Security Name Lookup Screen:

You arrive at this screen from the Trade Request Screen, where you've clicked the [Lookup] button (see above, "If You Don't Know the Ticker, Cusip, or Security Name"). If you see the security you want to trade, you simply select its corresponding hyperlink, and you will automatically return to the Trade Request Screen, where you finish making your trade request. If the security you want to trade is not shown, that means that it is not recognized by the system under the criteria you used to look it up. Keep searching under other names (click the [Return to Request] button) until you are sure that the security is not in the system. If you determine that the desired security is not in the system, please contact a member of the compliance department to add the security for you. Contacts are listed below:

Fred Spring x54987

Adding Brokerage Accounts:

To access this functionality, click on the Add Brokerage Account hyperlink on the left frame of your browser screen. You will be prompted to enter the Brokerage Account Number, Brokerage Account Name, Date Opened, and Broker. When you click the [Create New Brokerage Account] button, you will receive a message that informs you whether the account was successfully created.

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3.  Pre-clearance for Private Placements and Initial Public Offerings:

You may request a preclearance of private placement securities or an Initial Public Offering by contacting Fred Spring via Microsoft Outlook (please "cc." Tim Fagan on all such requests). Please keep in mind that the code of ethics prohibits Investment Access persons from purchasing securities in an initial public offering.

The request must include:

|_| the associate's name;
|_| the associate's John Hancock Funds' company;
|_| the complete name of the security;
|_| the seller and whether or not the seller is one with whom the associate does business on a regular basis; |_| any potential conflict, present or future, with fund trading activity and whether the security might be offered as inducement to later recommend publicly traded securities for any fund; and
|_| the date of the request.

Clearance of private placements or initial public offerings may be denied if the transaction could create the appearance of impropriety. Clearance of initial public offerings will also be denied if the transaction is prohibited for a person due to his or her access category under the code of ethics.

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Appendix C: Limited Access Persons

You are a Limited Access person if you are a director of John Hancock Advisers, LLC or a John Hancock fund and you meet the two following criteria:
    (a) you are not an officer of John Hancock Advisers, LLC or a John Hancock fund; and
    (b) you do not obtain information in the ordinary course of business regarding the purchase or sale of securities by a John Hancock fund.
(examples: certain directors of John Hancock Advisers, LLC or a John Hancock fund)

The following policies apply to your category. These policies are described in detail in the code of ethics.

o   Fundamental concept
o   Inside information policy and  procedures*
o   Broker letter/Duplicate Confirms*
o   Initial/annual holdings reports*
o   Quarterly transaction reports*
o   Annual recertification*


    *Exception: If you are an independent director of a John Hancock fund:
    o   you are exempt from the broker letter/duplicate confirms requirement
    o   you are exempt from the inside information policy and  procedures
    o   you do not have to file an initial holdings report.
    o   you do not have to file an annual holdings report.
    o you do not have to file a quarterly transaction report unless you knew (or should have known) that during the 15 calendar days before or after you trade a security, either:

        (i) a John Hancock fund purchased or sold the same security, or

        (ii) a John Hancock fund or John Hancock Advisers, LLC considered purchasing or selling the same security.

        This policy applies to holdings in your personal accounts, those of a spouse, "significant other" or family members sharing your household, as well as all accounts over which you have discretion or give advice or information. If this situation occurs, it is your responsibility to contact Tim Fagan, Assistant Investment Compliance Officer, at (617) 375-6205 and he will assist you with the requirements of the quarterly transaction report.


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Appendix D:  Subadvisers


A subadviser to a John Hancock fund has a number of responsibilities under this code of ethics. If John Hancock Advisers, LLC determines that a subadviser has failed to comply with the provisions of Rule 17j-1, John Hancock Advisers, LLC may deem the subadviser's directors, officers or employees to be subject to this code of ethics.

>>  Approval of Code of Ethics

Each subadviser to a John Hancock fund must provide a copy of its code of ethics to the trustees of the relevant John Hancock funds for approval initially and within 60 calendar days of any material amendment. The trustees will give their approval if they determine that the code:

    o contains provisions reasonably necessary to prevent the subadviser's Access Persons (as defined in Rule 17j-1) from engaging in any conduct prohibited by Rule 17j-1;
    o requires the subadviser's Access Persons to make reports to at least the extent required in Rule 17j-1(d);
    o requires the subadviser to institute appropriate procedures for review of these reports by management or compliance personnel (as contemplated by Rule 17j-1(d)(3));
    o provides for notification of the subadviser's Access Persons in accordance with Rule 17j-1(d)(4); and
    o requires the subadviser's Access Persons who are Investment Personnel to obtain the pre-clearances required by Rule 17j-1(e);

>>  Reports and Certifications

Each subadviser must provide an annual report and certification to John Hancock Advisers, LLC and the fund's trustees in accordance with Rule 17j-1(c)(2)(ii). The subadviser must also provide other reports or information that John Hancock Advisers, LLC may reasonably request.

>>  Recordkeeping Requirements

The subadviser must maintain all records for its Access Persons as required by Rule 17j-1(f).


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Appendix E:  Administration and Recordkeeping

>>  Adoption and Approval

The trustees of a John Hancock fund must approve the code of ethics of an adviser, subadviser or affiliated principal underwriter before initially retaining its services.

Any material change to a code of ethics of a John Hancock fund, John Hancock Funds, LLC, John Hancock Advisers, LLC or a subadviser to a fund must be approved by the trustees of the John Hancock fund, including a majority of trustees who are not interested persons, no later than six months after adoption of the material change.


>>  Administration

No less frequently than annually, John Hancock Funds, LLC, John Hancock Advisers, LLC, each subadviser and each John Hancock fund will furnish to the trustees of each John Hancock fund a written report that:

    o describes issues that arose during the previous year under the code of ethics or the related procedures, including, but not limited to, information about material code or procedure violations, and
    o certifies that each entity has adopted procedures reasonably necessary to prevent its access persons from violating its code of ethics.


>>  Recordkeeping

The Compliance Department will maintain:

    o a copy of the current code of ethics for John Hancock Funds, LLC, John Hancock Advisers, LLC, and each John Hancock fund, and a copy of each code of ethics in effect at any time within the past five years.
    o a record of any violation of the code of ethics, and of any action taken as a result of the violation, for six years.
    o a copy of each report made by an Access person under the code of ethics, for six years (the first two years in a readily accessible place).
    o a record of all persons, currently or within the past five years, who are or were required to make reports under the code of ethics. This record will also indicate who was responsible for reviewing these reports.
    o a copy of each code of ethics report to the trustees, for six years (the first two years in a readily accessible place). o a record of any decision, and the reasons supporting the decision, to approve the acquisition by an Investment Access person of initial public offering securities or private placement securities, for six years.

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